Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statements (No. 333-45962 and 333-160422) on Form S-3 and Registration Statement (No. 333-93447) on Form S-8 of Middleburg Financial Corporation of our reports dated March 18, 2013, relating to our audits of the consolidated financial statements and internal control over financial reporting, which appear in this Annual Report on Form 10-K of Middleburg Financial Corporation for the year ended December 31, 2012.

Winchester, Virginia
March 18, 2013